                                                                    EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated effective the 17th day of January, 1997, is entered into by and among KLEIN, BURY AND ASSOCIATES, INC., a Florida corporation (the "Company"), MICHAEL KLEIN (the "Employee") and LITIGATION RESOURCES OF AMERICA, INC., a Texas corporation (the "Buyer"). The Company, Employee and the Buyer may sometimes hereinafter be referred to singularly as a "Party" or collectively as the "Parties."

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Employee has been the President and Chief Executive Officer and sole shareholder of the Company and his knowledge of the affairs of the Company, particularly the court reporting business in Florida and nationwide, are of great value to the Company and the Buyer;

          WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement executed and effective of even date herewith by and between Litigation Resources of America, Inc., a Texas corporation (the "Buyer"), and Employee (the "Purchase Agreement"), the Buyer has purchased from the Employee, and the Employee has sold to the Buyer all of the shares of issued and outstanding capital stock of the Company;

          WHEREAS, part of the consideration given to the Employee under the Purchase Agreement included an agreement by the Company and the Buyer to enter into this Agreement, as well as the execution of that certain Subordinated Promissory Note in the principal amount of $1,350,000 executed by the Buyer as of even date herewith (the "Note"); and

          WHEREAS, the Employee would not have entered into the Purchase Agreement without the Company's execution of this Agreement;

          NOW THEREFORE, for and in consideration of the mutual covenants, promises and undertakings hereinafter contained, the Parties hereby undertake and agree as follows:

          1.   Employment Term.  The Company hereby employs the Employee
               ---------------
commencing on the date hereof (the "Effective Date") for a term of three (3) years, unless sooner terminated as hereinafter provided. The term of this Agreement may be renewed or extended for one or more successive additional one
(1) year terms upon mutual agreement of the Parties prior to the expiration of the initial term or any such renewal term. Sections 12 - 26 of this Agreement shall survive the expiration or termination of this Agreement, except as otherwise provided herein. The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter stated.

          2.   Duties.  The Employee shall serve as the President of the
               ------
Company and shall report to, and be subject to the general direction and control of, the Chief Executive Officer ("CEO") and the Board of Directors of the Company (the "Board"). The Employee shall perform such
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management and administrative duties, consistent with the Employee's position, as are from time to time assigned to the Employee by the CEO and the Board including developing national, regional and local customers for the Company and its affiliates. The Employee also agrees to perform, without additional compensation, such other services for the Company, and for any parent, subsidiary or affiliate corporations of the Company and any partnerships in which the Company may from time to time have an interest (herein collectively called "Affiliates"), as the CEO or Board shall from time to time specify, if such services are of the nature commonly associated with the position of a President of a company engaged in activities similar to the activities engaged in by the Company; provided, however, that Employee shall under no circumstances be required by the Company to relocate his primary residence, and further provided, that Employee shall not be required to engage in any business that is not reasonably related to the Business of the Company, as hereinafter defined. Notwithstanding the foregoing, the duties of Employee shall not include the duty to act in the capacity of a court reporter. The Employee may, at any time during the term of this Agreement, provided he has performed the duties required of him hereunder, perform court reporting services for the Company, in which case Employee shall be paid an additional amount of compensation as provided in
Section 4(c) hereof.

          3.    Extent of Service.  The Employee shall devote his full business
                -----------------
time, attention and energy to the business of the Company, and shall not be engaged in any other business activity during the term of this Agreement. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, if (i) such investments will not require services on the part of the Employee which would in any material way impair the performance of his duties under this Agreement, (ii) such other businesses or enterprises are not engaged in any business competitive with the business of the Company, and (iii) the Employee has complied with Sections 12 and 13 of this Agreement with respect to such passive investment.

          4.    Compensation.  As payment for the services to be rendered by the
                ------------
Employee hereunder during the initial term, the Employee shall be entitled to receive:

          (a) a salary in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) per year effective as of the date hereof which shall be payable during the term of this Agreement in accordance with the payroll policies of the Company in effect from time to time (but in no event less frequently than monthly); and

          (b) a bonus to be calculated in accordance with Schedule A attached hereto, payable within ninety (90) days after the end of each fiscal year of the Company (the "Annual Bonus"); provided, however, that any Annual Bonus calculated with respect to a fiscal year during which the Employee was employed for only a part of such year shall be prorated to account for the number of days during such year in which Employee was employed by the Company.

          (c) Eighty-five percent (85%) of the amount billed by the Employee in his capacity as a court reporter for the Company, up to a maximum of eight (8) depositions of his choice per month; provided, however that in the event the Company has need of his services as a court reporter due to a shortage of personnel, the Employee will be entitled to receive compensation for said deposition assignment(s) that exceed eight (8) per month at the Company's then standard rate. The Company shall pay Employee for all court reporting services performed by Employee for the eight (8) weeks prior to the execution date hereof at an amount equal to 85% of the invoiced amount.

          (d) Employee shall also be entitled to three percent (3%) of any non-Florida based revenue earned by the Company or its Affiliates from a specified client that is primarily attributable to Employee's promotional efforts (such clients being herein referred to as "Referred Clients") in the first year that revenues are received by the Company, measured from the initial date of invoice, and two percent (2%) of any revenues received by the Company from that specified Referred Client for all additional years so long as this Agreement is in effect. In order to facilitate the determination of those clients that constitute Referred Clients, the Employee shall submit a list of such clients that he believes constitute Referred Clients from time to time to the Buyer documenting the efforts of the Employee in connection therewith. In the event the Company does not object to any clients on such list within ten (10) business days after receipt thereof, then such clients shall be deemed to constitute Referred Clients. In the event Buyer disagrees within such ten (10) day period, then Buyer and the Employee shall attempt to resolve such disagreement. If the Buyer and the Employee are not able to resolve any disagreement concerning Referred Clients, then either Buyer or the Employee may seek binding arbitration in accordance with Section 24 of this Agreement. Notwithstanding anything to the contrary, the obligation of the Company to make such payments shall continue through August 31, 1999 even in the event of the earlier termination of the Employee's employment, unless such termination of employment is as a result of a termination for Cause (as hereinafter defined) or a voluntary termination of employment by Employee that does not constitute a Termination with Good Reason (as hereinafter defined).

          5.   Expenses.  During the term of this Agreement, the Company shall
               --------
pay or reimburse the Employee for all reasonable out-of-pocket expenses for travel, meals, hotel accommodations and similar items incurred by him in connection with the Business of the Company (as hereinafter defined), and approved by the Chief Executive Officer or incurred in accordance with the travel and reimbursement policies of the Company as the same shall be in effect from time to time, upon submission by him of an appropriate statement documenting such expenses. Notwithstanding the preceding sentence, Employee shall be entitled to an allowance of $40,000.00 per year to expend in any way that he, in his sole discretion, deems necessary or desirable to promote the Business so long as such expenditures are fully or partially deductible by the Company in accordance with federal tax laws. In addition, throughout the term of this Agreement, the Employee shall be entitled to receive an automobile allowance of $600.00 per month.

          6.   Employee Benefits.  During the term of this Agreement, the
               -----------------
Employee shall be entitled to participate in all employee benefit plans from time to time made generally available to the executive employees of the Buyer, including any stock option plan, retirement plan, profit-sharing plan, group life plan, health or accident insurance or other employee benefit plans as the same shall be maintained in effect, as determined by the Board of Directors of the Buyer from time to time. Until the Buyer is able to procure its own insurance coverage, the Company agrees to continue the prior insurance previously provided to the Employee by the Company. The Buyer and Company will use commercially reasonable efforts to assist Employee in procuring insurance coverage for any preexisting conditions.

          7.   Vacation.  During the term of this Agreement, the Employee shall
               --------
be entitled to annual vacation time determined in accordance with the vacation policies of the Company in effect from time to time but not less than six (6) weeks per year, during which time his compensation shall be paid in full. Unused vacation time shall not accrue from year to year.

          8.   Covenants of Employee.  For and in consideration of the
               ---------------------
employment herein contemplated and the consideration paid or promised to be paid by the Company, the Employee does hereby covenant, agree and promise that during the term hereof:

                (a) Except as otherwise specifically permitted by this Agreement, during the term of this Agreement, Employee will not actively engage, directly or indirectly, in any other business except at the direction or approval of Company.

                (b) The Employee will truthfully and accurately make, maintain and preserve all records and reports that the Company may from time to time request or require.

                (c) The Employee will fully account for all money, records, goods, wares and merchandise or other property belonging to the Company of which the Employee has custody, and will pay over and deliver same promptly whenever and however he may be reasonably directed to do so by the Company.

                (d) The Employee will obey all rules, regulations and special instructions of the Company applicable to him, and will be loyal and faithful to the Company at all times.

                (e) The Employee will make available to the Company any and all of the information of which he has knowledge relating to the business of the Company, and will make all suggestions and recommendations which he feels will be of mutual benefit to the Parties.

                (f) The Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, papers and writings related to the business of the Company and all other property belonging to the Company, together with all copies of the foregoing, it being understood and agreed that the same are the sole property of the Company.

                (g) The Employee agrees that all ideas, concepts, processes, discoveries, devices, machines, tools, materials, designs, improvements, inventions and other things of value relating to the Business of the Company (hereinafter collectively referred to as "Intangible Rights"), whether patentable or not, which are conceived, made, invented or suggested by him alone or in collaboration with others during the term of his employment, and whether or not during regular working hours, shall be promptly disclosed in writing to the Company and shall be the sole and exclusive property of the Company. The Employee hereby assigns all of his right, title and interest in and to all such Intangible Rights to the Company, and its successors or assigns. In the event that any of said Intangible Rights shall be deemed by the Company to be patentable or otherwise registerable under any federal, state or foreign law, the Employee further agrees that, at the expense of the Company, he will execute all documents and do all things necessary, advisable or proper to obtain patents therefor or registration thereof, and to vest in the Company full title thereto.

          9.    Mutual Covenants of the Company and the Employee.  For and in
                ------------------------------------------------
consideration of the employment herein contemplated and the compensation, covenants, conditions and promises herein recited, the Company and the Employee do hereby mutually agree that during the term hereof:

                (a) The Employee shall not, by reason of this Agreement, have any vested interest in, or right, title or claim to, any land, buildings, equipment, machinery, processes, systems, products, contracts, goods, wares, merchandise, business assets or other things of value belonging to or which may hereafter be acquired or owned by the Company.

                (b) Complete control of the Company, including, but not limited to, its plans, properties, contracts, methods, and policies, shall be established by the Board of Directors and the Employee shall not, by reason of anything contained in this Agreement, either express or implied, have any control over such matters, and the Company may, in its sole and absolute discretion, give, sell, assign, transfer or otherwise dispose of any or all of its assets or business in whole or in part, to any person, firm or corporation, whether or not such person, firm or corporation is in any manner owned by or associated with or affiliated with the Company.

                (c) The Employee acknowledges that because of the nature of the position for which he has been employed, the Employee may be called upon to perform such duties and render such services as are required of him hereunder, irregularly, and agrees to work as many hours in any week as the necessities of the business may reasonably demand, and acknowledges that the number of hours per day or per week may vary. Notwithstanding the foregoing, the Employee shall work in a manner that is consistent with his prior customary practice on behalf of the Company.

          10.  Termination of Employment for Cause.  The Company may terminate
               -----------------------------------
the employment of the Employee if the Company suffers or may reasonably be expected to suffer any material adverse affect as a result of the Employee (any such termination being a termination for "Cause"):

                (a) Breaching any material provision of this Agreement and failing to cure such breach within fifteen (15) days after written notice thereof;

                (b)  Misappropriating funds or property of the Company;

                (c) Securing any personal profit not thoroughly disclosed to and approved by the Company in connection with any transaction entered into on behalf of the Company other than as provided in or contemplated by this Agreement or the Purchase Agreement;

                (d) Engaging in conduct, even if not in connection with the performance of his duties hereunder, which results in a material adverse effect upon the interests of the Company, such as his conviction of a felony or a crime of moral turpitude;

                (e) Becoming and remaining "Disabled", as hereinafter defined (either physically, mentally or otherwise) for a period of one hundred thirty-five (135) consecutive days;

                (f) Willfully and materially failing to carry out and perform duties assigned to the Employee in accordance with the terms hereof and failing to cure such breach within fifteen (15) days after written notice thereof; or

                (g) Willfully and materially failing to comply with written corporate policies of the Company that are promulgated from time to time by the Company's Board of Directors, and failing to cure such breach within fifteen (15) days after written notice thereof.

          In addition, in the event of the death of the Employee, such occurrence shall immediately constitute a termination for "Cause".

          In the event of termination of his employment for Cause, the Employee shall be entitled to receive his compensation, as determined in Section 4 of this Agreement, due or accrued on a pro rata basis to the date of termination less the amount of actual damages, if any, caused to the Company by such breach.

          Notwithstanding the cure provisions provided in Sections 10(a), 10 (f) and 10(g), the Employee shall not have the opportunity to cure any violation of these subsections if such violation cannot reasonably be expected to be cured. In such event, the Company shall be required to furnish the Employee notice of the violation, but the Employee shall not be furnished an opportunity to cure.

          "Disabled" shall mean the continuous inability, whether mental or physical, of Employee to perform his normal job functions as determined by at least two of three medical physicians selected as follows: the Employee or his designee shall be entitled to appoint one physician, the Company shall be entitled to appoint one physician, and such two appointed physicians shall mutually appoint a third physician. Notwithstanding the foregoing, the Employee, or his designee, and the Company may mutually agree that he is "Disabled" within the meaning of this Agreement.

          11.   Termination By the Company Without Cause or By the Employee With
                ----------------------------------------------------------------
Good Reason.  The Company may terminate the employment of Employee for any
-----------
reason other than those for Cause, in which event such termination shall be deemed a "Termination Without Cause." In addition, the Employee shall have the right to terminate this Agreement for any breach of this Agreement by the Company which shall include but not be limited to materially changing the duties assigned to Employees beyond those contemplated in paragraph 2 of this Agreement or causing Employee to relocate his primary residence in violation of paragraph 2 of this Agreement; provided that the Company shall be furnished ten (10) days notice of such breach and an opportunity to cure, any such termination constituting a "Termination with Good Reason". Notwithstanding the cure provisions provided in the preceding sentence, the Company shall not have the opportunity to cure any violation of this Agreement if such violation cannot reasonably be expected to be cured. In such event, the Employee shall be required to furnish the Company notice of the violation, but the Company shall not be furnished an opportunity to cure. In the event of a Termination Without Cause or a Termination with Good Reason, the Company shall continue making payments to Employee in an amount equal to the compensation of the Employee, as determined in Section 4 of this Agreement, as if he was still employed for a period of the lesser of: (i) one (1) year from the date of such termination, or
(ii) the remaining term of this Agreement which shall constitute the full and total amount of liquidated damages that the Employee shall be entitled to receive from the Company and its Affiliates for any contractual or tort claims arising out of his employment relationship with the Company.

          12.  Covenant Not to Compete.  The Employee recognizes that the
               -----------------------
Company has business good will and other legitimate business interests which must be protected in connection with and in addition to the Information (as defined hereinafter), and therefore, in exchange for access to the Information, the specialized training and instruction which the Company will provide, the Company's agreement to employ the Employee on the terms and conditions set forth herein, the Company's agreement to execute and consummate the Purchase Agreement, and the promotion and advertisement by the Company of Employee's skill, ability and value in the Company's business, the Employee agrees that in the event (i) Employee is terminated for Cause, or (ii) Employee leaves the employ of the Company other than a Termination With Good Reason prior to expiration of the term of the Agreement, or (iii) upon the expiration of the term of this Agreement, then during Employee's employment under this Agreement, and for a period of three (3) years after any termination of employment:

                (a) Employee will not in any capacity or relationship enter into, engage in, or be connected with any business or business operation or activity within a fifty (50) mile radius of any office location then operated by the Company at the time of such termination, which consists in whole or in part of the Business of the Company (as defined hereinafter). For purposes of this Agreement, the "Business of the Company" shall be defined as the current business of the Company and its Affiliates, including, but not limited to, the providing of court reporting and litigation support services; and

                (b) Employee will not call upon any customer whose account is serviced in whole or in part by the Company or its Affiliates at the time of the termination of Employee's employment, with the purpose of selling or attempting to sell to any such customer any services included within that offered by the Company or its Affiliates; and

                (c) Employee will not intentionally divert, solicit or take away any customer, supplier or employee of the Company or its Affiliates, or the patronage of any customer or supplier of the Company or its Affiliates, or otherwise interfere with or disturb the relationship existing between the Company or its Affiliates and any of its respective customers, suppliers or employees, or court reporters performing services for the company, directly or indirectly.

          In addition, the foregoing restrictive covenants shall also apply to the Employee in the event of his Termination Without Cause or in the event of Termination with Good Reason by the Employee, but only for so long as the Company is making payments to the Employee as required by Section 11 herein.

          Notwithstanding anything to the contrary contained herein, the Employee shall be permitted to own up to five percent (5%) of the issued and outstanding shares of stock of any publicly traded company on a passive basis without violating the provisions contained in this Section 12.

          Notwithstanding anything to the contrary contained herein, the provisions of this Section 12 shall be null and void if the Company fails to timely pay the Employee any amounts due and owing to the Employee under this Agreement; provided, however, that the Employee shall furnish the Company prior written notice of such breach by the Company and permit the Company fifteen (15) days to cure such violation and further provide that such breach by the Company is not as a result of the Employee's breach of this Agreement. Any past due payments due and owing by the Company to the Employee shall bear interest at the rate of twelve percent (12%) per annum.

          In the event Company ceases operation of the Business of the Company other than in a merger, consolidation, or similar transaction, or upon the filing of a bankruptcy or receivership proceeding against Company, or upon the appointment of a liquidator for Company, the provisions of this Section 12 shall not be applicable to the conduct of Employee subsequent thereto.

          It is mutually understood and agreed that if any of the provisions relating to the scope, time or territory in this Section 12 are more extensive than is enforceable under applicable laws or are broader than necessary to protect the good will and legitimate business interests of Company, then the Parties agree that they will reduce the degree and extent of such provisions by whatever minimal amount is necessary to bring such provisions within the ambit of enforceability under applicable law.

          The Parties acknowledge that the remedies at law for breach of Employee's covenants contained in this Section 12 are inadequate, and they agree that the Company shall be entitled, at its election, to injunctive relief (without the necessity of posting bond against such breach or attempted breach as provided in Section 16 of this Agreement), and to specific performance of said covenants in addition to any other remedies at law or equity that may be available to the Company.

          Notwithstanding any provision in this Agreement, the obligations of the Employee pursuant to this Section 12 shall terminate immediately upon the occurrence of: (i) an Event of Default (as that term is defined in the Buyer
Note) under the Buyer Note which is not as a result of exercising its offset rights as granted by the Purchase Agreement and which is not cured within the time periods provided pursuant to the terms of the Buyer Note; or (ii) a default of any of the obligations of the Company under this Agreement, but only fifteen
(15) days after the delivery by the Employee to the Company of a notice detailing such default, during which the Company shall have an opportunity to cure. Notwithstanding the preceding sentence, in the event that an Event of Default occurs under the Buyer Note as a result of the Company's non-payment under the Buyer Note, which remains uncured for one hundred eighty (180) days, and such payment, if made, would cause the Company to violate the terms of either of the Subordination Agreements (as such term is defined in the Buyer
Note), then only Section 12(a) of this Section 12 shall terminate immediately, and the remainder of this Section 12 shall remain in full force and effect.

          13.  Business Opportunities.  Except for investments by the Employee
               -----------------------
in publicly traded entities, or investments in private ventures which do not compete with the Company and which come to the attention of the Employee outside of the scope of his employment, for as long as the Employee shall be employed by the Company and thereafter with respect to any business opportunities learned about during the time of Employee's employment by the Company, the Employee agrees that with respect to any future business opportunity or other new and future business proposal which is offered to, or comes to the attention of, the Employee and which is in any way related to, or connected with, the Business of the Company, the Company shall have the right to take advantage of such business opportunity or other business proposal for its own benefit. The Employee agrees to promptly deliver notice to the Board of Directors in writing of the existence of such opportunity or proposal and the Employee may take advantage of such opportunity only if the Company does not elect to exercise its right to take advantage of such opportunity.

          14.   Confidential Information.  The Employee acknowledges that in the
                ------------------------
course of his employment with the Company, he will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the Business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that such Information is confidential and he agrees that he will not reveal such Information to anyone outside the Company except for (i) Information already known to the public, or (ii) in connection with any legal proceeding regarding this Agreement, the Purchase Agreement or the transactions contemplated thereby. The Employee further agrees that during the term of this Agreement and thereafter he will not use such Information in competing with the Company. Upon termination of his employment hereunder, the Employee shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this Section 14, which are not general knowledge in the industry, and the Employee agrees that all such materials will at all times remain the property of the Company.

          15.   Notices.  All notices, consents, demands or other communications
                -------
required or permitted to be given pursuant to this Agreement shall be deemed sufficiently given when delivered personally with a written receipt acknowledging delivery or telefaxed, or three (3) business days after the posting thereof by United States first class, registered or certified mail, return receipt requested, with postage fee prepaid and addressed:

          If to Company:         Klein, Bury & Associates, Inc.,
                                 Richard O. Looney
                                 Chief Executive Officer
                                 44 W. Flagler St., Suite 675
                                 Miami, Florida 33130
                                 Fax: (713) 653-7171

          If to Buyer:           Litigation Resources of America, Inc.
                                 650 First City Tower
                                 1001 Fannin
                                 Houston, Texas 77002
                                 Attn: Richard O. Looney,
                                       Chief Executive Officer
                                 Fax:  (713) 653-7171

          If to Employee:        Michael Klein
                                 12350 Vista Lane
                                 Miami, Florida 33156
                                 Fax: (305) 358-1427

Any Party may change its address for notice hereunder by providing written notice of such change to the other Parties hereto. Any notices to the Company shall require a copy thereof to be sent to the Buyer, and any notices to the Buyer shall require a copy to be sent to the Company.

          16.  Specific Performance.  The Employee acknowledges that a remedy at
               --------------------
law for any breach or attempted breach of Sections 12, 13 or 14 of this Agreement will be inadequate, the Employee agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in excess of $50,000 in connection with the obtaining of any such injunctive or any other equitable relief.

          17.  Severability.  Whenever possible, each provision of this
               ------------
Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such provision or invalidity only, without invalidating the remainder of such provision or the remainder of such provision or the remaining provisions of this Agreement.

          18.  Assignment.  This Agreement may not be assigned by the Employee.
               ----------
Neither the Employee, his spouse nor their estates shall have any right to encumber or dispose of any right to receive payments hereunder, it being understood that such payments and the right thereto are nonassignable and nontransferable.

          19.  Binding Effect.  Subject to the provisions of Section 18 of this
               --------------
Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

          20.  Governing Law.  This Agreement shall be construed and enforced in
               -------------
accordance with and governed by the laws of the State of Florida.

          21.  Prior Employment Agreements.  Employee represents and warrants to
               ---------------------------
the Company that he has fulfilled all of the terms and conditions of all prior employment agreements to which he may be or have been a party, and at the time of execution of this Agreement is not a party to any other employment agreement.

          22.  Parole Evidence.  This Agreement constitutes the sole and
               ---------------
complete agreement between the Parties hereto with respect to the subject matter hereof, and no verbal or other statements, inducements or representations have been made to or relied upon by either Party, and no modification hereof shall be effective unless in writing signed and executed in the same manner as this Agreement, provided, however, the amount of compensation to be paid Employee for services to be performed for Company may be changed from time to time by the Parties hereto by written agreement without in any other way modifying, changing or affecting this Agreement and the performance by the Employee of any of the duties of his employment with the Company.

          23.  Waiver.  Any waiver to be enforceable must be in writing and
               ------
executed by the Party against whom the waiver is sought to be enforced.

          24.  Arbitration.  If a dispute arises out of or relates to this
               -----------
Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation, the Parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation, or some other dispute resolution procedure as required by this Section 24. Failing an adequate resolution by mediation, any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby, including any controversy or claim arising out of or relating to the Parties' decision to enter into this Agreement, shall be settled by binding arbitration. There shall be one arbitrator to be mutually agreed upon by the Parties involved in the controversy and to be selected from the National Panel of Commercial Arbitrators (or successor panel, if any). If within 45 days after service of the demand for arbitration the Parties are unable to agree upon such an arbitrator who is willing to serve, then an arbitrator shall be appointed by the American Arbitration Association in accordance with its rules. Except as specifically provided in this Section 24, the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall not render an award of punitive damages. Any arbitration hereunder shall be held in Dade County, Florida. Expenses related to the arbitration, including counsel fees, shall be borne by the Party incurring such expenses except to the extent otherwise provided in Section 25 herein. The fees of the arbitrator and of the American Arbitration Association, if any, shall be divided equally among the Parties involved in the controversy. Judgment upon the award rendered by the arbitrator (which may, if deemed appropriate by the arbitrator, include equitable or mandatory relief with respect to performance of obligations hereunder) may be entered in any court of competent jurisdiction. The arbitrator shall award the prevailing Party in any arbitration proceeding recovery of its attorneys' fees, the arbitrators' fees and expenses related to the arbitration, including counsel fees, except to the extent otherwise provided in Section 25 herein, and other costs in connection with the arbitration from the non-prevailing Party.

          25.  Attorney's Fees.  If any litigation is instituted to enforce or
               ---------------
interpret the provisions of this Agreement or the transactions described herein, the prevailing Party in such action shall be entitled to recover its reasonable attorneys' fees and other costs from the other Party hereto.

          26.  Drafting.  Both Parties hereto acknowledge that each Party was
               --------
actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against either Party hereto because one is deemed to be the author thereof.

          27.  Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall have the force and effect of an original, and all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

                              THE COMPANY:
                              KLEIN, BURY & ASSOCIATES, INC.,
                              a Florida corporation

                                 By:     /s/ Richard O. Looney
                                     -------------------------------------
                                         Richard O. Looney
                                         Chief Executive Officer

                              THE BUYER:
                              LITIGATION RESOURCES OF AMERICA, INC.,
                              a Texas corporation

                                 By:     /s/ G. Kent Kahle
                                     -------------------------------------
                                         G. Kent Kahle
                                         Chief Executive Officer

                              THE EMPLOYEE:

                                 /s/ Michael Klein
                                ------------------------------------------
                                 Michael Klein

                                   SCHEDULE A
                                   ----------

                          CALCULATION OF ANNUAL BONUS

          During each year the accountants regularly employed by the Company shall determine the amount of Net Profit, if any, of the Company during each consecutive twelve (12) month time period of January 1 through December 31 ("Annual Profits"), commencing with the calendar year 1996 and continuing each year during the term of this Agreement. Beginning at the end of 1997, to the extent that the Annual Profits of the current year exceed the Annual Profits of the prior year, the Employee shall be paid an annual bonus equal to ten percent (10%) of the amount of such excess, if any.